As filed with the Securities and Exchange Commission on April 21, 1998

                                                      Registration No. 333-27227

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                         POST-EFFECTIVE AMENDMENT NO. 5
                                  to FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                        AUTOMOTIVE ONE PARTS STORES, INC.
                 (Name of small business issuer in its charter)

                               -----------------

       FLORIDA                       5013                      59-1867299
  (Jurisdiction of       (Primary standard industrial    (IRS Employer I.D. No.)
    Incorporation)          Classification Code No.)

                             701 West Church Street
                             Orlando, Florida 32801
                                 (407) 422-1110
                          (Address and telephone number
                       of principal executive offices and
                          principal place of business)

                               -----------------

                        Robert H. Gentry, III, President
                        Automotive One Parts Stores, Inc.
                             701 West Church Street
                             Orlando, Florida 32802
                                 (904) 226-9977

                       (Name, address and telephone number
                              of agent for service)

                               -----------------

                                    Copy to:
                           J. Bennett Grocock, Esquire
                           Grocock, Loftis & Abramson
                             126 E. Jefferson Street
                             Orlando, Florida 32801
                                 (407) 422-0300

         Automotive One Parts Stores, Inc. (the "Registrant") pursuant to the provisions of Rule 477 promulgated under the Securities Act of 1933, as amended, and pursuant to undertakings set forth in Item 28 of the Registration Statement on Form SB-2 ("Registration Statement"), File No. 333-27227, hereby files this Post-Effective Amendment No. 1 to withdraw the Registration Statement and deregister all of the securities originally registered thereby, consisting of
(i) 1,200,000 shares of the Company's common stock, par value $ .01 per share ("Common Stock"); (ii) 1,200,000 shares of Common Stock issuable upon exercise of the Redeemable Common Stock Purchase Warrants (the "Warrants"); (iii) 180,000 shares of Common Stock subject to the Underwriters' over-allotment option; (iv) 180,000 shares of Common Stock issuable upon exercise of Warrants subject to Underwriters' over-allotment option; (v) 120,000 shares of Common Stock issuable upon exercise of Underwriters' Warrants; and (vi) 120,000 shares of Common Stock underlying the Warrants issuable upon exercise of Underwriters' Warrants. The Common Stock, the Warrants, and the Underwriters' Warrants covered by the Registration Statement are hereinafter collectively referred to as the "Securities."

         The Registration Statement was declared effective by the Securities and Exchange Commission on February 17, 1998. Shortly thereafter, Nutmeg Securities, Ltd., the underwriter for the proposed offering of the Securities ("Offering"), notified the Company of its withdrawal as underwriter for the Offering.

         The Offering terminated on February 17, 1998. None of the Securities covered by the Registration Statement was offered for sale pursuant to the Offering and none of the Securities has been sold. The Company will not offer for sale any of the Securities pursuant to the Registration Statement.

                                   Signatures

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has caused this Post- Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 20th day of April, 1998.

                                        AUTOMOTIVE ONE PARTS STORES, INC.

                                        By: /S/ ROBERT H. GENTRY, III
                                            ------------------------------------
                                            Robert H. Gentry, III, President and
                                            Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement has been signed by the following person in the capacities and on the dates stated:

SIGNATURE                                                    TITLE                           DATE
---------                                                    -----                           ----

                                               Sole Director, President and Chief
 /S/ ROBERT H. GENTRY, III                             Executive Officer                     APRIL 20, 1998
 -------------------------
 Robert H. Gentry, III